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                                                                    EXHIBIT 23.

                               FMC GOLD COMPANY
                               ANNUAL REPORT ON
                            FORM 10-K FOR THE YEAR
                            ENDED DECEMBER 31, 1995

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
FMC Gold Company

  We consent to incorporation by reference in Registration Statement No. 33-35804 and Registration Statement No. 33-35805 on Forms S-3 and Registration No. 33-65327 on Form S-8 of FMC Gold Company and consolidated subsidiaries of our report dated January 18, 1996, relating to the consolidated balance sheets of FMC Gold Company and consolidated subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, cash flows, and changes in stockholders' equity for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of FMC Gold Company and consolidated subsidiaries.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
March 25, 1996